UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2017, the Board of Directors (the “Board”) of Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promoted Clayton D. Edwards as Chief Operating Officer, effectively immediately.

Mr. Edwards, age 49, joined the Company in August 2016 as Senior Vice President of Operations and currently oversees the company’s operations, including pharmacy, production, dispensing, customer service, information technology and quality.

Mr. Edwards is a healthcare executive with over 30 years of experience developing and operationalizing complex healthcare products and services. Prior to joining Imprimis, he was the Senior Vice President of Home Delivery Pharmacy and Prior Authorization (June 2011 to June 2016) for OptumRx, a UnitedHealthcare company. He led an $18B P&L business segment, developing and improving Traditional and Specialty Pharmacy, Prior Authorization, financial infrastructure, enterprise-wide information technology and robotic systems, as well as overall productivity. Earlier in his career, he held various executive level positions at Doctor Diabetic Pharmacy/Sanare, Liberty Medical and Medco Health Solutions. He actively serves on the Albany College of Pharmacy & Health Sciences Dean’s Advisory Counsel, where he graduated with his Pharmacy degree. He also has a Master’s degree in Business Administration from St. Joseph’s University.

In connection with his appointment, Mr. Edwards accepted an offer letter (the “Offer Letter”) from the Company on April 13, 2107 setting forth certain terms of his promotion and employment. Pursuant to the Offer Letter, Mr. Edwards will be entitled to receive (i) an annual base salary of $273,000; (ii) a target annual cash incentive bonus equal to 50% of his base salary, with the actual amount of the bonus to be based on the achievement of certain corporate and individual performance goals to be determined by the Compensation Committee of the Board; and (iii) an option to purchase up to 45,000 shares of the Company’s common stock (the “Option”). The Option has an exercise price equal to the fair value of the Company’s common stock on the date of the grant (the “Grant Date”). The Option vests and becomes exercisable: (i) with respect to 11,250 shares on the first anniversary of the Grant Date; and (ii) with respect to the remaining shares ratably each quarter over the subsequent three years, such that the Option will be fully vested and exercisable on the fourth anniversary of the Grant Date.

Mr. Edwards has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Edwards and any other person pursuant to which he is being appointed as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: April 17, 2017	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer